UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2018 (April 12, 2018)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.R. 696, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices) (zip code)

(808) 214-8649

(Registrant’s telephone number, including area code)

 5141 Virginia Way, Suite 465

Brentwood, TN 37027

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Non-Executive Board Advisory Consultant Appointments

On April 17, 2018, the Board of Directors (the “Board”) of Green Spirit Industries Inc. (the “Company”) appointed Messrs. Luis F. Toledo-Bayouth and Juan Bauzá Salas as non-executive board advisory consultants. In this capacity, Messrs. Toledo-Bayouth and Salas will each provide support and strategic advice to the Company in identifying new business opportunities and expanding its operations in Puerto Rico.

As consideration for Mr. Toledo-Bayouth’s services, the Company has agreed to issue him 5,000 restricted shares of common stock, par value $0.001 per share, payable quarterly, subject to his continuous service as a board advisory consultant. In consideration for Mr. Salas’ services, the Company has agreed to pay him (i) $3,000 cash fee payable monthly, commencing immediately; and (ii) 5,000 restricted shares of common stock, par value $0.001 per share, of the Corporation, payable quarterly, subject to his continuous service as a board advisory consultant.

Spirulinex, LLC – Lease

On April 11, the Company’s majority-owned subsidiary, Spirulinex, LLC, a California limited liability company (“Spirulinex”), entered into a lease agreement and addendum (the “Lease”) with Vereen-Gatlin Family Trust (the “Landlord”), pursuant to which Spirulinex will lease approximately 4,500 square feet (the “Premises”) located at 570 Bryant Street, San Francisco, California 94107 (the “Building”), for a term of five (5) years (the “Term”), commencing on May 1, 2018. Spirulinex intends to occupy the Premises for the purpose of cannabis-nutraceutical and food manufacturing. Subject to providing notice, Spirulinex shall have the option to renew the Lease for an addition five (5) year term.

Pursuant to the Lease, Spirulinex will pay rent as follows: (i) $15,000 per month for the first year of the Term; (ii) $16,000 per month for the second year of the Term; (ii) $17,000 per month for the third year of the Term; (iv) $18,000 per month for the fourth year of the Term; and (v) $19,000 for the fifth year of the Term. As security for its obligations under the Lease, Spirulinex delivered to the Landlord a security deposit in the amount of $95,000, which may be used by the Landlord upon the occurrence of certain events as set forth in the Lease (the “Security Deposit”).

The Lease also grants Spirulinex non-exclusive possession of the Premises upon execution of the Lease, the Security Deposit and pro-rated rent for the month of April at its option to make certain improvements to the Premises, including upgrading security features, installing a sprinkler system, upgrading the flooring, and upgrading the existing kitchen to an industrial kitchen.

Notwithstanding anything to the contrary elsewhere in the Lease, if on or before October 31, 2018, the applicable authorities fail or refuse to issue the licenses or permits required for Spirulinex to engage in cannabis-related nutraceutical and food manufacturing, Spirulinex may elect to terminate the Lease so long as Spirulinex diligently pursues obtaining the required permits and licensing. Provided that Spirulinex is not in default in its payment obligations through October 31, 2018 and the Lease is terminated as a result of the foregoing, $50,000 of the Security Deposit will be returned to Spirulinex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: April 19, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer